AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 2009
                                               REGISTRATION NO. 333-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  MODAVOX, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       20-0122076
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

1900 W. UNIVERSITY DRIVE, SUITE 230, TEMPE, AZ             85281-3291
----------------------------------------------             ----------
   (Address of Principal Executive Offices)                (Zip Code)

                    ARKIN NONQUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the plan)
                                 --------------
                           INCORPORATING SERVICES LTD.
                            3500 SOUTH DUPONT HIGHWAY
                                 DOVER, DE 19901
                     (Name and address of agent for service)

                                 (302) 531-0855
          (Telephone number, including area code, of agent for service)
                                 --------------
                                 WITH COPIES TO:
                                Steven P. Emerick
                               Quarles & Brady LLP
                             One Renaissance Square
                            Two North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5200
                                 ---------------

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|
Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company) Smaller reporting company |X|

                                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum      Proposed maximum
       Title of securities            Amount to be       offering price           aggregate          Amount of
         to be registered             registered(1)         per share          offering price    registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock issuable under the
Arkin Nonqualified Stock Option       1,488,156(2)          $0.25(3)             $372,039(3)         $14.62(3)
Agreement
-----------------------------------------------------------------------------------------------------------------

-------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock to be issued as a result of stock splits, stock dividends, or similar transactions.
(2) Represents 1,488,156 shares of common stock reserved for issuance pursuant to the Arkin Nonqualified Stock Option Agreement.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended. All of the options granted under the Arkin Nonqualified Stock Option Agreement have an exercise price of $0.25. The aggregate offering price and fee associated with such options were determined in accordance with Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      This registration statement incorporates by reference the documents listed below that we have previously filed with the Commission.

      o     Our Annual Report on Form 10-KSB for the year ended February 29,
            2008;

      o Our Quarterly Reports on Form 10-QSB for the quarter ended May 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2008 and November 30, 2008; and

      o     Our Current Reports on Form 8-K filed with the Commission on:
            September 22, 2008, December 2, 2008, December 4, 2008, and January 28, 2009.

      In addition, all documents filed by us with the Commission subsequent to the filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement except as indicated herein.

ITEM 4. DESCRIPTION OF SECURITIES.

      The following summary of our common stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or DGCL, our amended and restated certificate of incorporation referred to herein as our "certificate of incorporation" and our amended and restated by-laws, referred to herein as our "by-laws."

      As of the date hereof, our authorized capital stock consists of 125,000,000 shares, of which 100,000,000 shares are common stock, par value $0.0001 per share, and 25,000,000 shares are preferred stock, par value $0.0001 per share. As of January 15, 2009, there were 42,855,763 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

COMMON STOCK

      DIVIDEND RIGHTS. Subject to the dividend rights of the holders of any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine.

      RIGHTS UPON LIQUIDATION. Upon liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in our assets that are legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding preferred stock.

      CONVERSION, REDEMPTION AND PREEMPTIVE RIGHTS. Holders of our common stock have no conversion, redemption, preemptive or similar rights.

      VOTING RIGHTS. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. Our Articles of Incorporation and Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the company or was serving at the request of the company as a director, officer, employee or agent of certain other related entities. The Articles of Incorporation and Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by us of an undertaking from the director or officer to repay the advances if it is ultimately determined that he or she is not entitled to indemnification. The Articles of Incorporation provide that a director or officer is presumed to be entitled to indemnification and the company has the burden of proving that such director or officer has not met the standards of conduct for permissible indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      See the Exhibit Index which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, THAT:

      (A) Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 18, 2009.

                                          MODAVOX, INC.
                                          (Registrant)

                                          By: /s/ DAVID J. IDE
                                              ----------------------------------
                                              David J. Ide
                                              Chief Executive Officer & Director

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DAVID J. IDE and JEFF SPENARD and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

PERSON                   TITLE                                 DATE
------                   -----                                 ----

/S/ DAVID J. IDE         Director, Chief Executive Officer     February 18, 2009
----------------         (Principal Executive Officer),
David J. Ide             Chief Financial Officer, Secretary,
                         and Treasurer (Principal Financial
                         and Accounting Officer)

/S/ JEFF SPENARD         Director and President-VoiceAmerica   February 18, 2009
----------------
Jeff Spenard

/S/ JAY STULBERG         Director                              February 18, 2009
----------------
Jay Stulberg

/S/ SHELLY J. MEYERS     Director                              February 18, 2009
--------------------
Shelly J. Meyers

/S/ JIM CRAWFORD         Director and Vice President           February 18, 2009
----------------
Jim Crawford

                                  MODAVOX, INC.

                                  EXHIBIT INDEX

                                       TO

                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                 DESCRIPTION             INCORPORATED       FILED
NUMBER                                            HEREIN BY      HEREWITH
                                                REFERENCE TO

5.1    Opinion of Quarles & Brady LLP                                X

23.1   Consent of Malone & Bailey, PC                                X

23.2   Consent of Quarles & Brady LLP                        Included in
                                                             Exhibit 5.1

24.1   Powers of Attorney                                    See signature page.